Exhibit 99.1

Anne Spitza Corporate Communications ON Semiconductor (602) 244-6398 anne.spitza@onsemi.com	Ken Rizvi Corporate Development, Treasury & Investor Relations ON Semiconductor (602) 244-3437 ken.rizvi@onsemi.com

ON Semiconductor Completes Board of Directors’ Authorized Debt

Repurchase Program

PHOENIX, Ariz. – May 21, 2009 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced it has recently repurchased approximately $34 million aggregate principal amount of its zero coupon convertible senior subordinated notes at approximately 94 percent of par value using approximately $32 million in cash. Under the now completed Board of Directors’ authorized debt repurchase program, the company retired a total of approximately $100 million in face value of its zero coupon convertible senior subordinated notes in the first and second quarters of 2009.

“As of the end of the first quarter of 2009, we had approximately $402 million of cash and cash equivalents on our balance sheet,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “Aggressively managing costs during this challenging economic period has allowed ON Semiconductor to continue generating positive cash flow from operating activities and enables the company to pro-actively reduce the overall leverage of the company. Since the third quarter of 2008, the company has retired approximately $204 million in face value of debt. We remain committed to improving the capital structure of the company and continue to examine opportunities to improve shareholder value.”

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of high performance, energy efficient, silicon solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, signal management, analog, DSP, advance logic, clock management, non-volatile memory and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

– m o r e –

ON Semiconductor Completes Board of Directors’ Authorized Debt Repurchase Program

2 – 2 – 2 – 2

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the future financial performance and plans of ON. These forward-looking statements are based on information available to ON as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2009, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings. These forward-looking statements should not be relied upon as representing ON’s views as of any subsequent date and ON does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.